Exhibit 99.1

Cornershop Global LLC

2020 Equity Incentive Plan

Adopted on January 11, 2021

TABLE OF CONTENTS

Cornershop Global LLC 2020 Equity Incentive Plan

SECTION 1.         ESTABLISHMENT AND PURPOSE.

The purpose of this Plan is to attract, incentivize and retain Employees, Managers, Officers and Consultants through the grant of Awards. The Plan provides for the direct award or sale of Ordinary Membership Interests and the grant of Options to purchase Ordinary Membership Interests. Options granted under the Plan may be Incentive Options intended to qualify under Code Section 422 or Nonstatutory Options which are not intended to so qualify. In the event any term or provision of this Plan conflicts with the LLC Agreement, the terms and provisions of the LLC Agreement shall govern.

Capitalized terms are defined in Section 11.

SECTION 2.         ADMINISTRATION.

(a)                Committees of the Board of Managers. The Plan may be administered by one or more Committees. Each Committee shall consist, as required by applicable law, of one or more members of the Board of Managers who have been appointed by the Board of Managers. Each Committee shall have such authority and be responsible for such functions as the Board of Managers has assigned to it. If no Committee has been appointed, the entire Board of Managers shall administer the Plan. Any reference to the Board of Managers in the Plan or an Award Agreement shall be construed as a reference to the Committee (if any) to whom the Board of Managers has assigned a particular function.

(b)               Authority of the Board of Managers. Subject to the provisions of the Plan, the Board of Managers shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan. Notwithstanding anything to the contrary in the Plan, with respect to the terms and conditions of awards granted to Participants outside the United States, the Board of Managers may vary from the provisions of the Plan to the extent it determines it necessary and appropriate to do so; provided that it may not vary from those Plan terms requiring member approval pursuant to Section 10(d) below. All decisions, interpretations and other actions of the Board of Managers shall be final and binding on all Participants and all persons deriving their rights from a Participant.

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SECTION 3.         ELIGIBILITY.

(a)                General Rule. Employees, Managers, Officers and Consultants shall be eligible for the grant of Awards under the Plan.1 However, only Employees shall be eligible for the grant of Incentive Options.

(b)               Ten-Percent Members. A person who owns more than 10% of the total combined voting power of all classes of outstanding units or interests of the of the Company, its Parent or any of its Subsidiaries shall not be eligible for the grant of an Incentive Option unless (i) the Exercise Price is at least 110% of the Fair Market Value of an Ordinary Membership Interest on the Date of Grant and (ii) such Incentive Option by its terms is not exercisable after the expiration of five years from the Date of Grant. For purposes of this Subsection (b), in determining ownership, the attribution rules of Code Section 424(d) shall be applied.

SECTION 4.         ORDINARY MEMBERSHIP INTERESTS SUBJECT TO PLAN.

(a)                Basic Limitation. Not more than 2,648,654 Ordinary Membership Interests may be issued under the Plan, subject to Subsection (b) below and Section 8(a).2 All of these Ordinary Membership Interests may be issued upon the exercise of Incentive Options. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Ordinary Membership Interests to satisfy the requirements of the Plan. Ordinary Membership Interests offered under the Plan may be authorized but unissued Ordinary Membership Interests or treasury Ordinary Membership Interests.

(b)               Additional Ordinary Membership Interests. In the event that Ordinary Membership Interests previously issued under the Plan are forfeited to or repurchased by the Company due to failure to vest, such Ordinary Membership Interests shall be added to the number of Ordinary Membership Interests then available for issuance under the Plan. In the event that Ordinary Membership Interests that otherwise would have been issuable under the Plan are withheld by the Company in payment of the Purchase Price, Exercise Price or withholding taxes, such Ordinary Membership Interests shall remain available for issuance under the Plan. In the event that an outstanding Option or other right for any reason expires or is canceled, the Ordinary Membership Interests allocable to the unexercised or unsettled portion of such Option or other right shall remain available for issuance under the Plan. To the extent an Award is settled in cash, the cash settlement shall not reduce the number of Ordinary Membership Interests remaining available for issuance under the Plan. Notwithstanding the foregoing, in the case of Incentive Options, this Subsection (b) shall be subject to any limitations imposed under Section 422 of the Code and the treasury regulations thereunder.

1 Note that special considerations apply if the Company proposes to grant awards to an Employee or Consultant of a Parent company.

2 Please refer to Exhibit A for a schedule of the initial reserve of Ordinary Membership Interests and any subsequent increases in the reserve.

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SECTION 5.         TERMS AND CONDITIONS OF AWARDS OR SALES.

(a)                Ordinary Membership Interest Grant or Purchase Agreement. Each award of Ordinary Membership Interests under the Plan shall be evidenced by an Ordinary Membership Interest Grant Agreement between the Grantee and the Company. Each sale of Ordinary Membership Interests under the Plan (other than upon exercise of an Option) shall be evidenced by an Ordinary Membership Interest Purchase Agreement between the Purchaser and the Company. Such award or sale shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Managers deems appropriate for inclusion in an Ordinary Membership Interest Grant Agreement or Ordinary Membership Interest Purchase Agreement. The provisions of the various Ordinary Membership Interest Grant Agreements and Ordinary Membership Interest Purchase Agreements entered into under the Plan need not be identical.

(b)               Duration of Offers and Nontransferability of Rights. Any right to purchase Ordinary Membership Interests under the Plan (other than an Option) shall automatically expire if not exercised by the Purchaser within 30 days (or such other period as may be specified in the Award Agreement) after the grant of such right was communicated to the Purchaser by the Company. Such right is not transferable and may be exercised only by the Purchaser to whom such right was granted.

(c)                Purchase Price. The Board of Managers shall determine the Purchase Price of Ordinary Membership Interests to be offered under the Plan at its sole discretion. The Purchase Price shall be payable in a form described in Section 7.

SECTION 6.         TERMS AND CONDITIONS OF OPTIONS.

(a)                Option Agreement. Each grant of an Option under the Plan shall be evidenced by an Option Agreement between the Optionee and the Company. The Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions that are not inconsistent with the Plan and that the Board of Managers deems appropriate for inclusion in a Option Agreement. The provisions of the various Option Agreements entered into under the Plan need not be identical.

(b)               Number of Ordinary Membership Interests. Each Option Agreement shall specify the number of Ordinary Membership Interests that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. The Option Agreement shall also specify whether the Option is an Incentive Option or a Nonstatutory Option.

(c)                Exercise Price.

(i)                 General. Each Option Agreement shall specify the Exercise Price, which shall be payable in a form described in Section 7. Subject to the remaining provisions of this Subsection (c), the Exercise Price shall not be less than the Fair Market Value on the grant date (which shall not be less than the “fair market value” of an Ordinary Membership Interest within the meaning of Code Section 409A).

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(ii)               Incentive Options. The Exercise Price of an Incentive Option shall not be less than 100% of the Fair Market Value of an Ordinary Membership Interest on the Date of Grant, and a higher percentage may be required by Section 3(b). This Subsection (c)(ii) shall not apply to an Incentive Option granted pursuant to an assumption of, or substitution for, another incentive stock option in a manner that complies with Code Section 424(a).

(iii)             Nonstatutory Options. Except as specifically set forth in this Subsection (c)(iii), the Exercise Price of a Nonstatutory Option shall not be less than 100% of the Fair Market Value of an Ordinary Membership Interest on the Date of Grant. In addition, this Subsection (c)(iii) shall not apply to a Nonstatutory Option granted pursuant to an assumption of, or substitution for, another option in a manner that complies with Code Section 409A.

(d)               Vesting and Exercisability. Each Option Agreement shall specify the date when all or any installment of the Option is to become vested and exercisable. No Option shall be exercisable unless the Optionee (i) has delivered an executed copy of the Option Agreement to the Company or (ii) otherwise agrees to be bound by the terms of the Option Agreement. The Board of Managers shall determine the vesting and exercisability provisions of the Option Agreement at its sole discretion.

(e)                Basic Term. The Option Agreement shall specify the term of the Option. The term shall not exceed 10 years from the Date of Grant, and in the case of an Incentive Option, a shorter term may be required by Section 3(b). Subject to the preceding sentence, the Board of Managers at its sole discretion shall determine when an Option is to expire.

(f)                Termination of Service (Except by Death). If an Optionee’s Service terminates for any reason other than the Optionee’s death, then the Optionee’s Options shall expire on the earliest of the following dates:

(i)                 The expiration date determined pursuant to Subsection (e) above;

(ii)               The date three months after the termination of the Optionee’s Service for any reason other than Disability, or such earlier or later date as the Board of Managers may determine (but in no event earlier than 30 days after the termination of the Optionee’s Service); or

(iii)             The date six months after the termination of the Optionee’s Service by reason of Disability, or such later date as the Board of Managers may determine.

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The Optionee may exercise all or part of the Optionee’s Options at any time before the expiration of such Options under the preceding sentence, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Ordinary Membership Interests had vested before the Optionee’s Service terminated (or vested as a result of the termination). In the event that the Optionee dies after the termination of the Optionee’s Service but before the expiration of the Optionee’s Options, all or part of such Options may be exercised (prior to expiration) by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s Service terminated (or became exercisable as a result of the termination) and the underlying Ordinary Membership Interests had vested before the Optionee’s Service terminated (or vested as a result of the termination). In no event will an Option, or the Ordinary Membership Interests underlying an Option, become vested and/or exercisable after termination of the Optionee’s Service unless the Board of Managers takes affirmative action or unless expressly provided in a written agreement between the Company and the Optionee.

(g)               Leaves of Absence. For purposes of Subsection (f) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence approved by the Company in writing.

(h)               Death of Optionee. If an Optionee dies while the Optionee is in Service, then the Optionee’s Options shall expire on the earlier of the following dates:

(i)                 The expiration date determined pursuant to Subsection (e) above; or

(ii)               The date 12 months after the Optionee’s death, or such earlier or later date as the Board of Managers may determine (but in no event earlier than six months after the Optionee’s death).

All or part of the Optionee’s Options may be exercised at any time before the expiration of such Options under the preceding sentence by the executors or administrators of the Optionee’s estate or by any person who has acquired such Options directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that such Options had become exercisable before the Optionee’s death (or became exercisable as a result of the death) and the underlying Ordinary Membership Interests had vested before the Optionee’s death (or vested as a result of the Optionee’s death). In no event will an Option, or the Ordinary Membership Interests underlying an Option, become vested and/or exercisable after the Optionee’s death unless the Board of Managers takes affirmative action or unless expressly provided in a written agreement between the Company and the Optionee.

(i)                 Restrictions on Transfer of Options. An Option shall be transferable by the Optionee only by (i) a beneficiary designation, (ii) a will or (iii) the laws of descent and distribution, except as provided in the next sentence. If the Board of Managers so provides, in a Option Agreement or otherwise, a Nonstatutory Option may be transferable to the extent permitted by Rule 701 under the Securities Act. An Incentive Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee’s guardian or legal representative.

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(j)                 No Rights as a Member. An Optionee, or a transferee of an Optionee, shall have no rights as a member with respect to any Ordinary Membership Interests covered by the Optionee’s Option until such person submits a notice of exercise, pays the Exercise Price and satisfies all applicable withholding taxes pursuant to the terms of such Option.

(k)               Modification, Extension and Assumption of Options. Within the limitations of the Plan, the Board of Managers may modify, reprice, extend or assume outstanding Options or may accept the cancellation of outstanding options (whether granted by the Company or another issuer) in return for the grant of new Options or a different type of award for the same or a different number of Ordinary Membership Interests and at the same or a different Exercise Price (if applicable). The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair the Optionee’s rights or increase the Optionee’s obligations under such Option; provided, however, that a modification of an Option that is otherwise favorable to the Optionee (for example, providing the Optionee with additional time to exercise the Option after termination of employment or providing for additional forms of payment) but causes the Option to lose its tax-favored status (for example, as an Incentive Option) shall not require the consent of the Optionee.

(l)                 Company’s Right to Cancel Certain Options. Any other provision of the Plan or an Option Agreement notwithstanding, the Company shall have the right at any time to cancel an Option that was not granted in compliance with Rule 701 under the Securities Act. Prior to canceling such Option, the Company shall give the Optionee not less than 30 days’ notice in writing. If the Company elects to cancel such Option, it shall deliver to the Optionee consideration with an aggregate value equal to the excess of (i) the Fair Market Value of the Ordinary Membership Interests subject to such Option as of the time of the cancellation over (ii) the Exercise Price of such Option. The consideration may be delivered in the form of cash or cash equivalents, in the form of Ordinary Membership Interests, or a combination of both. If the consideration would be a negative amount, such Option may be cancelled without the delivery of any consideration.

SECTION 7.         PAYMENT FOR ORDINARY MEMBERSHIP INTERESTS.

(a)                General Rule. The entire Purchase Price or Exercise Price of Ordinary Membership Interests issued under the Plan shall be payable in cash or cash equivalents at the time when such Ordinary Membership Interests are purchased, except as otherwise provided in this Section 7. In addition, the Board of Managers in its sole discretion may also permit payment through any of the methods described in (b) through (g) below.

(b)               Services Rendered. Ordinary Membership Interests may be awarded under the Plan in consideration of services rendered to the Company, a Parent or a Subsidiary prior to the award.

(c)                Promissory Note. All or a portion of the Purchase Price or Exercise Price (as the case may be) of Ordinary Membership Interests issued under the Plan may be paid with a promissory note. The Ordinary Membership Interests shall be pledged as security for payment of the principal amount of the promissory note and interest thereon. The interest rate payable under the terms of the promissory note shall not be less than the minimum rate (if any) required to avoid the imputation of additional interest under the Code. Subject to the foregoing, the Board of Managers in its sole discretion shall specify the term, interest rate, recourse, amortization requirements (if any) and other provisions of such note.

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(d)               Surrender of Membership Interests. All or any part of the Exercise Price may be paid by surrendering, or attesting to the ownership of, Ordinary Membership Interests that are already owned by the Optionee. Such Ordinary Membership Interests shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when the Option is exercised.

(e)                Cashless Exercise. All or part of the Exercise Price and any withholding taxes may be paid pursuant to a cashless exercise arrangement (whether through a securities broker or otherwise) established by the Company whereby Ordinary Membership Interests subject to an Option are sold and all or part of the sale proceeds are delivered to the Company.

(f)                Net Exercise.  An Option may permit exercise through a “net exercise” arrangement pursuant to which the Company will reduce the number of Ordinary Membership Interests issued upon exercise by the largest whole number of Ordinary Membership Interests having an aggregate Fair Market Value (determined by the Board of Managers as of the exercise date) that does not exceed the aggregate Exercise Price or the sum of the aggregate Exercise Price and any withholding taxes (with the Company accepting from the Optionee payment of cash or cash equivalents to satisfy any remaining balance of the aggregate Exercise Price and, if applicable, any additional withholding taxes not satisfied through such reduction in Ordinary Membership Interests); provided that to the extent Ordinary Membership Interests subject to an Option are withheld in this manner, the number of Ordinary Membership Interests subject to the Option following the net exercise will be reduced by the sum of the number of Ordinary Membership Interests withheld and the number of Ordinary Membership Interests delivered to the Optionee as a result of the exercise.

(g)               Other Forms of Payment. To the extent that an Award Agreement so provides, the Purchase Price or Exercise Price of Ordinary Membership Interests issued under the Plan may be paid in any other form permitted by the Delaware General Corporation Law, as amended or the Act, as applicable.

SECTION 8.         ADJUSTMENT OF ORDINARY MEMBESHIP INTERESTS.

(a)                General. In the event of a subdivision of the outstanding Ordinary Membership Interests, a declaration of a dividend or distribution payable in Ordinary Membership Interests, a combination or consolidation of the outstanding Ordinary Membership Interests into a lesser number of Ordinary Membership Interests, a reclassification, or any other increase or decrease in the number of issued Ordinary Membership Interests effected without receipt of consideration by the Company, proportionate adjustments shall automatically be made, as applicable, in each of (i) the number and kind of Ordinary Membership Interests available under Section 4, (ii) the number and kind of Ordinary Membership Interests covered by each outstanding Option and any outstanding and unexercised right to purchase Ordinary Membership Interests that has not yet expired pursuant to Section 5(b), (iii) the Exercise Price under each outstanding Option and the Purchase Price applicable to any unexercised right to purchase Ordinary Membership Interests described in clause (ii) above, and (iv) any repurchase price that applies to Ordinary Membership Interests granted under the Plan pursuant to the terms of a Company repurchase right under the applicable Award Agreement. In the event of a declaration of an extraordinary dividend payable in a form other than Ordinary Membership Interests in an amount that has a material effect on the Fair Market Value of the Ordinary Membership Interests, a recapitalization, a spin-off, or a similar occurrence, the Board of Managers at its sole discretion may make appropriate adjustments in one or more of the items listed in clauses (i) through (iv) above; provided, however, that the Board of Managers shall in any event make such adjustments as may be required by Section 25102(o) of the California Corporations Code to the extent the Company is relying on the exemption afforded thereunder with respect to an Award. No fractional Ordinary Membership Interests shall be issued under the Plan as a result of an adjustment under this Section 8(a), although the Board of Managers in its sole discretion may make a cash payment in lieu of fractional Ordinary Membership Interests.

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(b)               Corporate Transactions. In the event that the Company is a party to a merger or consolidation with, or in the event of a sale of all or substantially all of the Company’s units, interests or assets to, any person or entity (or more than one person or entity acting as a group) other than a person or entity that owns 50% or more of the total Fair Market Value of the Company or total voting power of the Ordinary Membership Interests or other units, interest or assets of the Company and acquires additional Ordinary Membership Interests or other units, interest, or assets of the Company, all Ordinary Membership Interests acquired under the Plan and all Awards outstanding on the effective date of the transaction shall be treated in the manner described in the definitive transaction agreement (or, in the event the transaction does not entail a definitive agreement to which the Company is party, in the manner determined by the Board of Managers in its capacity as administrator of the Plan, with such determination having final and binding effect on all parties), which agreement or determination need not treat all Awards (or all portions of an Award) in an identical manner. The treatment specified in the transaction agreement or as determined by the Board of Managers may include (without limitation) one or more of the following with respect to each outstanding Award:

(i)                 The Company, the surviving entity or a parent thereof may continue or assume the Award or substitute a comparable award for the Award (including, but not limited to, an award to acquire the same consideration paid to the holders of Ordinary Membership Interests in the transaction). For avoidance of doubt, a comparable award need not be the same type of award as the Award for which it is substituted, and, in the case of an Option, need not have the same tax-status (e.g., a Nonstatutory Option may be substituted for an Incentive Option).

(ii)               The cancellation of the Awards (whether vested or unvested) and, in the case of a vested Award only, a payment to the Participant with respect to each Ordinary Membership Interests subject to the portion of the Award that is vested as of the transaction date equal to the excess of (A) the value, as determined by the Board of Managers in its absolute discretion, of the property (including cash) received by the holder of an Ordinary Membership Interest as a result of the transaction, over (if applicable) (B) the per-Ordinary Membership Interest Exercise Price of the Award (such excess, the “Spread”).  Such payment shall be made in the form of cash, cash equivalents, or securities of the surviving entity or its parent having a value equal to the Spread.  In addition, any escrow, indemnification, holdback, earn-out or similar provisions in the transaction agreement may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of Ordinary Membership Interests. Receipt of the payment described in this Subsection (b)(ii) may be conditioned upon the Participant acknowledging such escrow, indemnification, holdback, earn-out or other provisions on a form prescribed by the Company. If the Spread applicable to an Award is zero or a negative number, then the Award may be cancelled without making a payment to the Participant.

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(iii)             Even if the Spread applicable to an Option is a positive number, the Option may be cancelled without the payment of any consideration; provided that the Optionee shall be notified of such treatment and given an opportunity to exercise the Option (to the extent the Option is vested or becomes vested as of the effective date of the transaction) during a period of not less than five (5) business days preceding the effective date of the transaction, unless (A) a shorter period is required to permit a timely closing of the transaction and (B) such shorter period still offers the Optionee a reasonable opportunity to exercise the Option.

(iv)             In the case of an Option: (A) suspension of the Optionee’s right to exercise the Option during a limited period of time preceding the closing of the transaction if such suspension is administratively necessary to facilitate the closing of the transaction and/or (B) termination of any right the Optionee has to exercise the Option prior to vesting in the Ordinary Membership Interests subject to the Option (i.e., “early exercise”), such that following the closing of the transaction the Option may only be exercised to the extent it is vested.

For the avoidance of doubt, the Board of Managers has discretion to accelerate, in whole or part, the vesting and exercisability of an Award in connection with a corporate transaction covered by this Section 8(b).

(c)                Dissolution or Liquidation. To the extent not previously exercised or settled, Options and other rights to purchase Ordinary Membership Interests shall terminate immediately prior to the liquidation or dissolution of the Company.

(d)               Reservation of Rights. Except as provided in this Section 8, a Participant shall have no rights by reason of (i) any subdivision or consolidation of units or interests in the Company, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of units or interests in the Company or (iv) the allocation of net income or net loss or any distribution with respect to outstanding Ordinary Membership Interests. Any issuance by the Company of Ordinary Membership Interests or interests of any class, or securities convertible into Ordinary Membership Interests, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Ordinary Membership Interests subject to an Award. The grant of an Award pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or exchange equity interests or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

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SECTION 9.         MISCELLANEOUS PROVISIONS.

(a)                Securities Law Requirements. Ordinary Membership Interests shall not be issued under the Plan unless, in the opinion of counsel acceptable to the Board of Managers, the issuance and delivery of such Ordinary Membership Interests complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange or other securities market on which the Company’s securities may then be traded. The Company shall not be liable for a failure to issue Ordinary Membership Interests as a result of such requirements. Without limiting the foregoing, the Company may suspend the exercise of some or all outstanding Options for a period of up to 60 days in order to facilitate compliance with Securities Act Rule 701(e).

(b)               No Retention Rights. Nothing in the Plan or in any right or Award granted under the Plan shall confer upon the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c)                Treatment as Compensation. Any compensation that an individual earns or is deemed to earn under this Plan shall not be considered a part of his or her compensation for purposes of calculating contributions, accruals or benefits under any other plan or program that is maintained or funded by the Company, a Parent or a Subsidiary.

(d)               Governing Law. The Plan and all awards, sales and grants under the Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware (except its choice-of-law provisions), as such laws are applied to contracts entered into and performed in such State.

(e)                Conditions and Restrictions on Ordinary Membership Interests. Ordinary Membership Interests issued under the Plan shall be subject to such forfeiture conditions, rights of repurchase, rights of first refusal, other transfer restrictions and such other terms and conditions as the Board of Managers may determine. Such conditions and restrictions shall be set forth in the applicable Award Agreement and shall apply in addition to any restrictions that may apply to holders of Ordinary Membership Interests generally. In addition, Ordinary Membership Interests issued under the Plan shall be subject to conditions and restrictions imposed either by applicable law or by Company policy, as adopted from time to time, designed to ensure compliance with applicable law or laws with which the Company determines in its sole discretion to comply including in order to maintain any statutory, regulatory or tax advantage, which (for avoidance of doubt) need not be set forth in the applicable Award Agreement.

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(f)                Tax Matters.

(i)                 As a condition to the award, grant, issuance, vesting, purchase, exercise, settlement or transfer of any Award, or Ordinary Membership Interests issued pursuant to any Award, granted under this Plan, the Participant shall make such arrangements as the Board of Managers may require or permit for the satisfaction of any federal, state, local or foreign withholding tax obligations that may arise in connection with such event.

(ii)               Unless otherwise expressly set forth in an Award Agreement, it is intended that Awards shall be exempt from Code Section 409A, and any ambiguity in the terms of an Award Agreement and the Plan shall be interpreted consistently with this intent. To the extent an Award is not exempt from Code Section 409A (any such award, a “409A Award”), any ambiguity in the terms of such Award and the Plan shall be interpreted in a manner that to the maximum extent permissible supports the Award’s compliance with the requirements of that statute. Notwithstanding anything to the contrary permitted under the Plan, in no event shall a modification of an Award not already subject to Code Section 409A, or any subsequent action taken with respect to such Award, be given effect if such modification or action would cause the Award to become subject to Code Section 409A unless the parties explicitly acknowledge and consent to the modification or action as one having that effect. A 409A Award shall be subject to such additional rules and requirements as specified by the Board of Managers from time to time in order for it to comply with the requirements of Code Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” to an individual who is considered a “specified employee” (as each term is defined under Code Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the Participant’s separation from service or (ii) the Participant’s death, but only to the extent such delay is necessary to prevent such payment from being subject to Section 409A(a)(1). In addition, if a transaction subject to Section 9(b) constitutes a payment event with respect to any 409A Award, then the transaction with respect to such award must also constitute a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) to the extent required by Code Section 409A.

(iii) Neither the Company nor any member of the Board of Managers shall have any liability to a Participant in the event an Award held by the Participant fails to achieve its intended characterization under applicable tax law.

SECTION 10.     DURATION AND AMENDMENTS; MEMBER APPROVAL.

(a)                Term of the Plan. The Plan, as set forth herein, shall become effective on the date of its adoption by the Board of Managers, subject to approval of the Company’s members under Subsection (d) below. The Plan shall terminate automatically 10 years after the later of (i) the date when the Board of Managers adopted the Plan or (ii) the date when the Board of Managers approved the most recent increase in the number of Ordinary Membership Interests reserved under Section 4 that was also approved by the Company’s members. The Plan may be terminated on any earlier date pursuant to Subsection (b) below.

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(b)               Right to Amend or Terminate the Plan. Subject to Subsection (d) below, the Board of Managers may amend, suspend or terminate the Plan at any time and for any reason.

(c)                Effect of Amendment or Termination. No Ordinary Membership Interests shall be issued or sold and no Award granted under the Plan after the termination thereof, except upon exercise or settlement of an Award granted under the Plan prior to such termination. Except as expressly provided in Section 6(k) above, the termination of the Plan, or any amendment thereof, shall not affect any Ordinary Membership Interest previously issued or any Award previously granted under the Plan.

(d)               Member Approval. To the extent required by applicable law, the Plan will be subject to approval of the Company’s members within 12 months of its adoption date. An amendment of the Plan will be subject to the approval of the Company’s members only to the extent required by applicable laws, regulations or rules.

SECTION 11.     DEFINITIONS.

(a)                “Act” shall mean the Delaware Limited Liability Company Act, Delaware Code Ann. Title 6, §§18-101, et seq.

(b)               “Award” means any award granted under the Plan, including as an Option or the grant or sale of Ordinary Membership Interests pursuant to Section 5 of the Plan.

(c)                “Award Agreement” means an Ordinary Membership Interest Grant Agreement, Option Agreement or Ordinary Membership Interest Purchase Agreement or such other agreement evidencing an Award under the Plan.

(d)               “Board of Managers” means the Board of Managers of the Company, as constituted from time to time.

(e)                “Code” means the Internal Revenue Code of 1986, as amended.

(f)                “Committee” means a committee of the Board of Managers, as described in Section 2(a).

(g)               “Company” means Cornershop Global LLC, a Delaware limited liability company.

(h)               “Consultant” means a person, excluding Employees and Outside Managers, who performs bona fide services for the Company, a Parent3 or a Subsidiary as a consultant or advisor and who qualifies as a consultant or advisor under Rule 701(c)(1) of the Securities Act or under Instruction A.1.(a)(1) of Form S-8 under the Securities Act.

3 Note that special considerations apply if the Company proposes to grant awards to consultant or advisor of a Parent company.

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(i)                 “Date of Grant” means the date of grant specified in the Award Agreement, which date shall be the later of (i) the date on which the Board of Managers resolved to grant the Award or (ii) the first day of the Participant’s Service.

(j)                 “Disability” means that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(k)               “Employee” means any individual who is a common-law employee of the Company, a Parent4 or a Subsidiary.

(l)                 “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m)             “Exercise Price” means the amount for which one Ordinary Membership Interests may be purchased upon exercise of an Option, as specified by the Board of Managers in the applicable Option Agreement.

(n)               “Fair Market Value” means the fair market value of an Ordinary Membership Interest, as determined by the Board of Managers in good faith. Such determination shall be conclusive and binding on all persons.

(o)               “Grantee” means a person to whom the Board of Managers has awarded Ordinary Membership Interests under the Plan.

(p)               “Incentive Option” means an Option that qualifies as an incentive stock option as described in Code Section 422(b). Notwithstanding its designation as an Incentive Option, an Option that does not qualify as an Incentive Option under applicable law shall be treated for all purposes as a Nonstatutory Option.

(q)               “LLC Agreement” shall mean the Company’s Limited Liability Company Agreement dated as of July 6, 2020, as amended and/or restated from time to time, or any successor agreement.

(r)                 “Manager” shall mean a person who is a manager of the Company, a Parent or a Subsidiary, including any Membership Interest holder who performs employment or consulting type services for the Company.

(s)                “Member” shall mean a person who is a Member of the Company pursuant to the LLC Agreement.

(t)                 “Nonstatutory Option” means an Option that does not qualify as an incentive stock option as described in Code Section 422(b) or 423(b).

4 Note that special considerations apply if the Company proposes to grant awards to an Employee of a Parent company.

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(u)               “Officer” shall mean any individual who is an officer of the Company, a Parent or a Subsidiary.

(v)               “Option” means an Incentive Option or Nonstatutory Option granted under the Plan and entitling the holder to purchase Ordinary Membership Interests.

(w)             “Option Agreement” means the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee’s Option.

(x)               “Optionee” means a person who holds an Option.

(y)               “Ordinary Membership Interest” shall have the meaning given to such term in the LLC Agreement.

(z)                “Ordinary Membership Interest Grant Agreement” means the agreement between the Company and a Grantee who is awarded Ordinary Membership Interests under the Plan that contains the terms, conditions and restrictions pertaining to the award of such Ordinary Membership Interests.

(aa)            “Ordinary Membership Interest Purchase Agreement” means the agreement between the Company and a Purchaser who purchases Ordinary Membership Interests under the Plan that contains the terms, conditions and restrictions pertaining to the purchase of such Ordinary Membership Interests.

(bb)           “Parent” means any entity (other than the Company) in an unbroken chain of entities ending with the Company, if each of the entities other than the Company owns shares, units or interests possessing 50% or more of the total combined voting power of all classes of shares, units or interests in one of the other entities in such chain. An entity that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(cc)            “Participant” means the holder of an outstanding Award.

(dd)          “Plan” means this Cornershop Global LLC 2020 Equity Incentive Plan.

(ee)            “Purchase Price” means the consideration for which one Ordinary Membership Interest may be acquired under the Plan (other than upon exercise of an Option), as specified by the Board of Managers.

(ff)             “Purchaser” means a person to whom the Board of Managers has offered the right to purchase Ordinary Membership Interests under the Plan (other than upon exercise of an Option).

(gg)           “Securities Act” means the Securities Act of 1933, as amended.

(hh)           “Service” means service as an Employee, Manager, Officer or Consultant. In case of any dispute as to whether and when Service has terminated, the Board of Managers shall have sole discretion to determine whether such termination has occurred and the effective date of such termination.

(ii)               “Subsidiary” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the unbroken chain owns shares, units or interests possessing 50% or more of the total combined voting power of all classes of shares, units or interests in one of the other entities in such chain. An entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

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Exhibit A

Schedule of Ordinary Membership Interests Reserved for Issuance under the Plan

Date of Board Approval	Date of Member Approval	Number of Ordinary Membership Interests Added	Cumulative Number of Ordinary Membership Interests
January 11, 2021		Not Applicable	2,648,654

Summary of Modifications and Amendments to the Plan

The following is a summary of material modifications made to the Plan (including any material deviations from the Gunderson Dettmer precedent form used to create the Plan):

Cornershop Global LLC 2020 Equity Incentive Plan

Notice of Option Exercise

You must sign this Notice on Page 3 before submitting it to the Company.

Optionee Information:

Name:	________________________________________	National Identification Number: ________________
Address:	________________________________________ ________________________________________

Option Information:

Date of Grant: _____________ ___, 202__
Exercise Price per Ordinary Membership Interest: $________
Total number of Ordinary Membership Interests of Cornershop Global LLC (the “Company”) covered by the option: __________________

Exercise Information:

Number of Ordinary Membership Interests of the Company for which the option is being exercised now: ________________. (These Ordinary Membership Interests are referred to below as the “Purchased Membership Interests.”)
Total Exercise Price for the Purchased Membership Interests: $____________
Form of payment: ☐ Wire/ACH transfer to the Company’s bank account pursuant to written instructions provided by the Company.
The certificate (if any) for the Purchased Membership Interests should be sent to the following address:	____________________________________________ ____________________________________________ ____________________________________________ ____________________________________________

Representations and Acknowledgments of the Optionee:

1.	I acknowledge that the Purchased Membership Interests remain subject to the Company’s right of first refusal and the market stand-off (sometimes referred to as the “lock-up”), all in accordance with the applicable Notice of Option Grant and Option Agreement. In connection with the issuance and acquisition of Purchased Membership Interests under the Option Agreement, I hereby represent and warrant to the Company as follows:
(a)	I am acquiring and will hold the Purchased Membership Interests for investment for my account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(b)	I understand that the Purchased Membership Interests have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Membership Interests must be held indefinitely, unless they are subsequently registered under the Securities Act or the Optionee obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. I further acknowledge and understand that the Company is under no obligation to register the Purchased Membership Interests.
(c)	I am aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited “broker’s transaction,” and the amount of securities being sold during any three-month period not exceeding specified limitations. I acknowledge and understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.
(d)	I will not sell, transfer or otherwise dispose of the Purchased Membership Interests in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. I agree that I will not dispose of the Purchased Membership Interests unless and until I have complied with all requirements of this Agreement and the LLC Agreement applicable to the disposition of Purchased Membership Interests and I have provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Purchased Membership Interests under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased Membership Interests under state securities law or the LLC Agreement.
(e)	I have been furnished with, and has had access to, such information as I consider necessary or appropriate for deciding whether to invest in the Purchased Membership Interests, and I have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Membership Interests.
(f)	I am aware that my investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. I am able, without impairing my financial condition, to hold the Purchased Membership Interests for an indefinite period and to suffer a complete loss of my investment in the Purchased Membership Interests.
2.	I acknowledge that I am acquiring the Purchased Membership Interests subject to all other terms of the Notice of Option Grant and Option Agreement and the Amended and Restated Limited Liability Company Agreement, dated July 6, 2020, as amended from time to time, or any successor agreement (the “LLC Agreement”).
3.	I acknowledge that the Purchased Membership Interests remain subject to transfer restrictions in accordance with the terms of the Notice of Option Grant and Option Agreement and the LLC Agreement.
4.	I acknowledge that the Company has encouraged me to consult my own adviser to determine the tax consequences of acquiring the Purchased Membership Interests at this time.
5.	I agree that the Company does not have a duty to design or administer the 2020 Equity Incentive Plan or its other compensation programs in a manner that minimizes my tax liabilities. I will not make any claim against the Company or its Board, officers, managers, members or employees related to tax liabilities arising from my options or my other compensation. In particular, if I am a U.S. taxpayer, I acknowledge that my options may be exempt from section 409A of the U.S. Internal Revenue Code only if the exercise price per membership interest is at least equal to the fair market value per interest of the Company’s Ordinary Membership Interests at the time the option was granted by the Company’s Board.
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6.	The Membership Interests are not traded on an established securities market, the determination of their fair market value was made by the Company’s Board or by an independent valuation firm retained by the Company. I acknowledge that there is no guarantee in either case that the U.S. Internal Revenue Service or other local revenue authority will agree with the valuation, and I will not make any claim against the Company or its Board, officers, managers, members or employees in the event that the U.S. Internal Revenue Service or local revenue authority asserts that the valuation was too low.
7.	I agree to seek the consent of my spouse to the extent required by the Company to enforce the foregoing.
8.	By executing this Notice, the Optionee shall be deemed to have executed a copy of the LLC Agreement and this Notice shall constitute a “counterpart” to the LLC Agreement. Optionee acknowledges that he or she has read the LLC Agreement, (ii) accepts and agrees to be bound by the terms of the LLC Agreement and has executed the Adoption Agreement to the LLC Agreement in the form attached hereto as Exhibit III, and (iii) assumes all of the rights and obligations of a Member of the Company.

Signature:	Date:

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Cornershop Global LLC 2020 Equity Incentive Plan

Notice of Option Grant

The Optionee has been granted the following option to purchase Ordinary Membership Interests in Cornershop Global LLC (the “Company”):

Name of Optionee:	[_____]

Total Number of Ordinary Membership Interests:	[_____]

Type of Option:	[Incentive Option] / [Nonstatutory Option]

Exercise Price Per Ordinary Membership Interest:	$[_____]

Date of Grant:	[_____]

Vesting Schedule/Date Exercisable:	This option shall vest and become exercisable with respect to the first 25% of the Ordinary Membership Interests subject to this option when the Optionee completes twelve (12) months of continuous Service after the Vesting Commencement Date set forth below. This option shall vest and become exercisable with respect to an additional 1/48th of the Ordinary Membership Interests subject to this option when the Optionee completes each month of continuous Service thereafter.

Vesting Commencement Date:	[_____]

Expiration Date:	[_____]. This option expires earlier if the Optionee’s Service terminates earlier, as provided in Section 6 of the Option Agreement.

By signing below or otherwise accepting this option in a manner acceptable to the Company, the Optionee and the Company agree that this option is granted under, and governed by the terms and conditions of, this Notice of Option Grant, the Company’s 2020 Equity Incentive Plan and the Option Agreement, the latter of which are attached to, and made a part of, this Notice of Option Grant. Capitalized terms not otherwise defined herein or in the Option Agreement shall have the meanings set forth in the Plan. Section 15 of the Option Agreement includes important acknowledgements of the Optionee.

Optionee:	Cornershop Global LLC

_________________________________________________________	By: _____________________________________________
Title: ____________________________________________

THE OPTION GRANTED PURSUANT TO THE NOTICE OF OPTION GRANT AND THIS AGREEMENT AND THE SECURITIES ISSUABLE UPON THE EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. THE OPTIONEE HEREBY AGREES THAT ALL MEMBERSHIP INTERESTS ACQUIRED PURSUANT TO THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH HEREIN AND IN THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT.

Cornershop Global LLC

2020 Equity Incentive Plan

Option Agreement

SECTION 1.         Grant OF OPTION.

(a)                Option. On the terms and conditions set forth in the Notice of Option Grant, this Agreement and the Plan, the Company has granted to the Optionee on the Date of Grant the option to purchase at the Exercise Price the number of Ordinary Membership Interests (the “Membership Interests”) set forth in the Notice of Option Grant. The Exercise Price is agreed to be at least 100% of the Fair Market Value per Membership Interest on the Date of Grant (110% of Fair Market Value if this option is designated as an Incentive Option in the Notice of Option Grant and Section 3(b) of the Plan applies). This option is intended to be an Incentive Option or Nonstatutory Option, as provided in the Notice of Option Grant.

(b)               $100,000 Limitation. Even if this option is designated as an Incentive Option in the Notice of Option Grant, it shall be deemed to be a Nonstatutory Option to the extent (and only to the extent) required by the $100,000 annual limitation under Section 422(d) of the Code.

(c)                Equity Plan and Defined Terms. This option is granted pursuant to the Plan, a copy of which the Optionee acknowledges having received. The provisions of the Plan are incorporated into this Agreement by this reference. Except as otherwise defined in this Agreement (including without limitation Section 20 hereof), capitalized terms shall have the meanings ascribed to such terms in the Plan, or the LLC Agreement.

SECTION 2.         RIGHT TO EXERCISE.

(a)                Exercisability. Subject to Subsection (b) below and the other conditions set forth in this Agreement, all or part of this option may be exercised prior to its expiration at the time or times set forth in the Notice of Option Grant.

(b)               Member Approval. Any other provision of this Agreement notwithstanding, no portion of this option shall be exercisable at any time prior to the approval of the Plan by the Company’s member(s).

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SECTION 3.         NO TRANSFER OR ASSIGNMENT OF OPTION.

Except as otherwise provided in or pursuant to this Agreement or the Plan, this option and the rights and privileges conferred hereby shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise) and shall not be subject to sale under execution, attachment, levy or similar process.

SECTION 4.         EXERCISE PROCEDURES.

(a)                Notice of Exercise. The Optionee or the Optionee’s representative may exercise this option by submitting a Notice of Exercise to the Company in the form attached hereto as Exhibit I. The notice shall specify the election to exercise this option, the number of Membership Interests for which it is being exercised and the form of payment. The person exercising this option shall sign the notice. In the event that this option is being exercised by the representative of the Optionee, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise this option. The Optionee or the Optionee’s representative shall deliver to the Company, at the time of giving the notice, payment in a form permissible under Section 5 for the full amount of the Purchase Price.

(b)               Issuance of Membership Interests. After receiving a proper notice of exercise, the Company shall cause to be issued the Membership Interests for which this option has been exercised. Such Membership Interests shall be registered (i) in the name of the person exercising this option, (ii) in the names of such person and his or her spouse as community property or as joint tenants with the right of survivorship or (iii) with the Company’s consent, in the name of a revocable trust. The Company shall cause such Membership Interests to be delivered to or upon the order of the person exercising this option.

(c)                Withholding Taxes. In the event that the Company determines that it is required to withhold any tax as a result of the exercise of this option, the Optionee, as a condition to the exercise of this option, shall make arrangements satisfactory to the Company to enable it to satisfy all withholding requirements. The Optionee shall also make arrangements satisfactory to the Company to enable it to satisfy any withholding requirements that may arise in connection with the disposition of Membership Interests purchased by exercising this option.

(d)               LLC Agreement. By executing the Notice of Exercise, the Optionee shall be deemed to have executed a copy of the LLC Agreement. Optionee acknowledges that he or she (i) has read the LLC Agreement, the Plan and this Agreement, (ii) accepts and agrees to be bound by the terms of the LLC Agreement, the Plan and this Agreement, and (iii) will assume all of the rights and obligations of a Member of the Company upon exercise of this option. Upon exercise of this option, Exhibit A of the LLC Agreement shall be amended to reflect the grant of Membership Interests to the Optionee under this Agreement. An amended Exhibit A shall be kept on file at the principal office of the Company and shall supersede all prior Exhibit A forms and become part of the LLC Agreement. Upon request to the Company, the Optionee shall be entitled to review his or her Exhibit A. No Optionee, other than a member of the Board, shall be entitled to receive a copy of, review or inspect any other Optionee’s, manager’s or Assignee’s Exhibit A. Each Optionee hereby waives any rights such Optionee may otherwise have pursuant to the Act to receive, review or inspect, directly or indirectly, any other Optionee’s, manager’s or Assignee’s Exhibit A or any other books, records or documents containing substantially equivalent information.

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(e)                Form W-9. The Optionee shall deliver to the Company a duly completed and properly executed Substitute Form W-9 with such Optionee’s first Notice of Exercise. A Substitute Form W-9 is attached to this Agreement as Exhibit II.

SECTION 5.         Payment For membership interests.

(a)                Cash. All or part of the Purchase Price may be paid in cash or cash equivalents or pursuant to a form of electronic funds transfer acceptable to the Company.

(b)               Surrender of Membership Interests. At the discretion of the Board, all or any part of the Purchase Price may be paid by surrendering, or attesting to the ownership of, Membership Interests that are already owned by the Optionee. Such Membership Interests shall be surrendered to the Company in good form for transfer and shall be valued at their Fair Market Value as of the date when this option is exercised.

SECTION 6.         TERM AND EXPIRATION.

(a)                Basic Term. This option shall in any event expire on the expiration date set forth in the Notice of Option Grant, which date is ten (10) years after the Date of Grant (five (5) years after the Date of Grant if this option is designated as an Incentive Option in the Notice of Option Grant and Section 3(b) of the Plan applies).

(b)               Termination of Service (Except by Death). If the Optionee’s Service terminates for any reason other than death, then this option shall expire on the earliest of the following occasions:

(i)                 The expiration date determined pursuant to Subsection (a) above;

(ii)               The date three (3) months after the termination of the Optionee’s Service for any reason other than Disability; or

(iii)             The date six (6) months after the termination of the Optionee’s Service by reason of Disability.

The Optionee may exercise all or part of this option at any time before its expiration under the preceding sentence, but only to the extent that this option had become vested and exercisable before the Optionee’s Service terminated or becomes vested and exercisable as a result of such termination. In the event that the Optionee dies after termination of Service but before the expiration of this option, all or part of this option may be exercised (prior to expiration) by the executor(s) or administrator(s) of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become vested and exercisable before the Optionee’s Service terminated or becomes vested and exercisable as a result of such termination. Any interest in the Company acquired by the executor or administrator of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance shall be that of an Assignee or as otherwise provided by the LLC Agreement or the Company. Once this option (or portion thereof) has terminated, the Optionee shall have no further rights with respect to the option (or portion thereof) or to the underlying Membership Interests.

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(c)                Death of the Optionee. If the Optionee dies while in Service, then this option shall expire on the earlier of the following dates:

(i)                 The expiration date determined pursuant to Subsection (a) above; or

(ii)               The date twelve (12) months after the Optionee’s death.

All or part of this option may be exercised at any time before its expiration under the preceding sentence by the executor(s) or administrator(s) of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance, but only to the extent that this option had become vested and exercisable before the Optionee’s death or becomes vested and exercisable as a result of the Optionee’s death. Any interest in the Company acquired by the executor or administrator of the Optionee’s estate or by any person who has acquired this option directly from the Optionee by beneficiary designation, bequest or inheritance shall be that of an Assignee or as otherwise provided by the LLC Agreement or the Company. Once this option (or portion thereof) has terminated, the Optionee shall have no further rights with respect to the option (or portion thereof) or to the underlying Membership Interests.

(d)               Additional Vesting After Termination of Service. The period of time beginning on the date that the Optionee’s Service terminates or the date that the Optionee dies while in Service and ending on the earliest of the occasions determined pursuant to Subsections (b) or (c) above, as applicable, is referred to as the “post-termination exercise period.” To the extent this option is not fully vested and exercisable on the date the Optionee’s Service terminates or the date that the Optionee dies while in Service, the Board of Managers may, during the post-termination exercise period, take action to cause this option to become vested and exercisable (in whole or in part). In no event will this option become vested or exercisable after termination of the Optionee’s Service or death unless the Board of Managers takes affirmative action pursuant to the preceding sentence or unless expressly provided in a written agreement between the Company and the Optionee. In this regard, any provision of this Agreement or another agreement that provides for vesting upon an event (including, without limitation, a change in control) will be deemed to require Service through the occurrence of such event unless the agreement clearly provides otherwise.

(e)                Part-Time Employment and Leaves of Absence. If the Optionee commences working on a part-time basis, then the Company may adjust the vesting schedule set forth in the Notice of Option Grant in accordance with the Company’s part-time work policy or the terms of an agreement between the Optionee and the Company pertaining to his or her part-time schedule. If the Optionee goes on a leave of absence, then, to the extent permitted by applicable law, the Company may adjust or suspend the vesting schedule set forth in the Notice of Option Grant in accordance with the Company’s leave of absence policy or the terms of such leave. Except as provided in the preceding sentence, Service shall be deemed to continue for any purpose under this Agreement while the Optionee is on a bona fide leave of absence, if (i) such leave was approved by the Company in writing and (ii) continued crediting of Service for such purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company). Service shall be deemed to terminate when such leave ends, unless the Optionee immediately returns to active work when such leave ends.

(f)                Notice Concerning Incentive Option Treatment. Even if this option is designated as an Incentive Option in the Notice of Option Grant, it ceases to qualify for favorable tax treatment as an Incentive Option to the extent that it is exercised:

(i)                 More than three months after the date when the Optionee ceases to be an Employee for any reason other than death or permanent and total disability (as defined in Section 22(e)(3) of the Code);

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(ii)               More than 12 months after the date when the Optionee ceases to be an Employee by reason of permanent and total disability (as defined in Section 22(e)(3) of the Code); or

(iii)             More than three months after the date when the Optionee has been on a leave of absence for three months, unless the Optionee’s reemployment rights following such leave were guaranteed by statute or by contract.

SECTION 7.         LEGALITY OF INITIAL ISSUANCE.

No Membership Interests shall be issued upon the exercise of this option unless and until the Company has determined that:

(a)                The Company and the Optionee have taken any actions required to register the Membership Interests under the Securities Act or to perfect an exemption from the registration requirements thereof;

(b)               Any applicable list of requirements of any stock exchange or other securities market on which the Membership Interests are listed has been satisfied;

(c)                Any other applicable provision of state, federal or foreign law has been satisfied; and

(d)               Any applicable condition set forth in the LLC Agreement has been satisfied.

SECTION 8.         NO REGISTRATION RIGHTS.

The Company may, but shall not be obligated to, register or qualify the sale of Membership Interests under the Securities Act or any other applicable law. The Company shall not be obligated to take any affirmative action in order to cause the sale of Membership Interests under this Agreement to comply with any law.

SECTION 9.         RESTRICTIONS ON TRANSFER; Right Of First Refusal.

(a)                LLC Agreement. Membership Interests acquired under this Agreement shall be subject to each of the provisions of the LLC Agreement. In addition, any proposed transfer shall be subject to the provisions of this Section 9.

(b)               Right of First Refusal. In the event that the Optionee proposes to sell, pledge or otherwise transfer to a third party any Membership Interests, or any interest in Membership Interests, the Company shall have the Right of First Refusal with respect to all (and not less than all) of such Membership Interests. If the Optionee desires to transfer Membership Interests acquired under this Agreement, the Optionee shall give a written Transfer Notice to the Company describing fully the proposed transfer, including the number of Membership Interests proposed to be transferred, the proposed transfer price, the name and address of the proposed Transferee and proof satisfactory to the Company that the proposed sale or transfer will not violate any applicable federal, state or foreign securities laws. The Transfer Notice shall be signed both by the Optionee and by the proposed Transferee and must constitute a binding commitment of both parties to the transfer of the Membership Interests. The Company shall have the right to purchase all, and not less than all, of the Membership Interests on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted under Subsection (c) below) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company.

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(c)                Transfer of Membership Interests. If the Company fails to exercise its Right of First Refusal within thirty (30) days after the date when it received the Transfer Notice, the Optionee may, not later than ninety (90) days following the receipt of the Transfer Notice, conclude a transfer of the Membership Interests subject to the Transfer Notice on the terms and conditions described in the Transfer Notice, provided that any such sale is made in compliance with applicable federal, state and foreign securities laws and not in violation of any other contractual restrictions to which the Optionee is bound. Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by the Optionee, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in Subsection (b) above. If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Membership Interests on the terms set forth in the Transfer Notice within sixty (60) days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Membership Interests was to be made in a form other than cash or cash equivalents paid at the time of transfer, the Company shall have the option of paying for the Membership Interests with cash or cash equivalents equal to the present value of the consideration described in the Transfer Notice.

(d)               Additional or Exchanged Securities and Property. In the event of a merger or consolidation of the Company with or into another entity, a sale of all or substantially all of the Company’s assets, any other reorganization, a Membership Interest split, the declaration of a distribution of Membership Interests, the declaration of an extraordinary distribution payable in a form other than Membership Interests, a spin-off, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities, any securities or other property (including cash or cash equivalents) that are by reason of such transaction exchanged for, or distributed with respect to, any Membership Interests subject to this Section 9 shall immediately be subject to the Right of First Refusal. Appropriate adjustments to reflect the exchange or distribution of such securities or property shall be made to the number and/or class of the Membership Interests subject to this Section 9.

(e)                Termination of Right of First Refusal. Any other provision of this Section 9 notwithstanding, in the event that the Membership Interests are readily tradable on an established securities market when the Optionee desires to transfer the Membership Interests, the Company shall have no Right of First Refusal, and the Optionee shall have no obligation to comply with the procedures prescribed by Subsections (b) and (c) above.

(f)                Permitted Transfers. Subject to the terms of the LLC Agreement, this Section 9 shall not apply to (i) a transfer by beneficiary designation, will or intestate succession or (ii) a transfer to one or more members of the Optionee’s Immediate Family or to a trust established by the Optionee for the benefit of the Optionee and/or one or more members of the Optionee’s Immediate Family, provided in either case that the Transferee agrees in writing on a form prescribed by the Company to be bound by all provisions of this Agreement. If the Optionee transfers any Membership Interests acquired under this Agreement, either under this Subsection (f) or after the Company has failed to exercise the Right of First Refusal, then this Agreement shall apply to the Transferee to the same extent as to the Optionee.

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(g)               Termination of Rights as a Member. If the Company makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Membership Interests to be purchased in accordance with this Section 9, then after such time the person from whom such Membership Interests are to be purchased shall no longer have any rights as a holder of such Membership Interests (other than the right to receive payment of such consideration in accordance with this Agreement). Such Membership Interests shall be deemed to have been purchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

(h)               Assignment of Right of First Refusal. The Board may freely assign the Company’s Right of First Refusal, in whole or in part. Any person who accepts an assignment of the Right of First Refusal from the Company shall assume all of the Company’s rights and obligations under this Section 9.

SECTION 10.     Other Restrictions On Transfer.

(a)                Optionee Representations. In connection with the issuance and acquisition of Membership Interests under this Agreement, the Optionee hereby represents and warrants to the Company as follows:

(i)                 The Optionee is acquiring and will hold the Membership Interests for investment for his or her account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(ii)               The Optionee understands that the Membership Interests have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Membership Interests must be held indefinitely, unless they are subsequently registered under the Securities Act or the Optionee obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. The Optionee further acknowledges and understands that the Company is under no obligation to register the Membership Interests.

(iii)             The Optionee is aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited “broker’s transaction,” and the amount of securities being sold during any three-month period not exceeding specified limitations. The Optionee acknowledges and understands that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.

(iv)             The Optionee will not sell, transfer or otherwise dispose of the Membership Interests in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. The Optionee agrees that he or she will not dispose of the Membership Interests unless and until he or she has complied with all requirements of this Agreement applicable to the disposition of Optionee Membership Interests and he or she has provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Membership Interests under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Membership Interests under state securities law or regulations.

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(v)               The Optionee has been furnished with, and has had access to, such information as he or she considers necessary or appropriate for deciding whether to invest in the Membership Interests by exercising the option, and the Optionee has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Membership Interests.

(vi)             The Optionee is aware that his or her investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. The Optionee is able, without impairing his or her financial condition, to hold the Membership Interests for an indefinite period and to suffer a complete loss of his or her investment in the Membership Interests.

(b)               Securities Law Restrictions. Regardless of whether the offering and sale of Membership Interests under the Plan have been registered under the Securities Act or have been registered or qualified under the securities laws of any State or other relevant jurisdiction, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Membership Interests (including the placement of appropriate legends on Membership Interest certificates (or electronic equivalent), if any, or the imposition of stop-transfer instructions and may refuse (or be required to refuse) to transfer Membership Interests acquired hereunder if, in the judgment of the Company, such restrictions, legends or refusal are necessary or appropriate to achieve compliance with the Securities Act or other relevant the securities laws or other laws.

(c)                Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, the Optionee or a Transferee shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Membership Interests acquired under this Agreement without the prior written consent of the Company or its managing underwriter. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Company or such underwriter. In no event, however, shall such period exceed one hundred eighty (180) days plus such additional period as may reasonably be requested by the Company or such underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports or (ii) analyst recommendations and opinions, including (without limitation) the restrictions set forth in Rule 2711(f)(4) of the Financial Industry Regulatory Authority and Rule 472(f)(4) of the New York Stock Exchange, as amended, or any similar successor rules. The Market Stand-Off shall in any event terminate two (2) years after the date of the Company’s initial public offering. In the event of the declaration of a distribution of Membership Interests, a spin-off, a Membership Interest split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Membership Interests subject to the Market Stand-Off, or into which such Membership Interests thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Membership Interests acquired under this Agreement until the end of the applicable stand-off period. The Company’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This Subsection (c) shall not apply to Membership Interests registered in the public offering under the Securities Act.

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(d)                        Investment Intent at Grant. The Optionee represents and agrees that the Membership Interests to be acquired upon exercising this option will be acquired for investment, and not with a view to the sale or distribution thereof.

(e)                         Investment Intent at Exercise. In the event that the sale of Membership Interests under the Plan is not registered under the Securities Act but an exemption is available which requires an investment representation or other representation, the Optionee shall represent and agree at the time of exercise that the Membership Interests being acquired upon exercising this option are being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

SECTION 11.     LEGENDS.

(a)                         Any certificates, if any, evidencing Membership Interests purchased under this Agreement shall bear the following legends:

“THE MEMBERSHIP INTERESTS REPRESENTED HEREBY (AND ANY INTEREST THEREIN) MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED OR IN ANY MANNER DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE TERMS OF A WRITTEN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE MEMBERSHIP INTERESTS (OR THE PREDECESSOR IN INTEREST TO THE MEMBERSHIP INTERESTS) AND THE COMPANY’S LLC AGREEMENT. SUCH AGREEMENTS GRANT TO THE COMPANY CERTAIN RIGHTS OF FIRST REFUSAL UPON AN ATTEMPTED TRANSFER OF THE MEMBERSHIP INTERESTS AND CERTAIN REPURCHASE AND FORFEITURE RIGHTS UPON TERMINATION OF SERVICE WITH THE COMPANY. THE SECRETARY OF THE COMPANY WILL UPON WRITTEN REQUEST FURNISH A COPY OF SUCH AGREEMENTS TO THE HOLDER HEREOF WITHOUT CHARGE.”

All certificates, if any, evidencing Membership Interests purchased under this Agreement in an unregistered transaction shall bear the following legend (and such other restrictive legends as are required or deemed advisable under the provisions of any applicable law):

“THE MEMBERSHIP INTERESTS REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”) OR ANY SECURITIES LAWS OF ANY U.S.STATE, AND MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, ENCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. IN THE ABSENCE OF REGISTRATION OR THE AVAILABILITY (CONFIRMED BY OPINION OF COUNSEL) OF AN ALTERNATIVE EXEMPTION FROM REGISTRATION UNDER THE ACT (INCLUDING WITHOUT LIMITATION IN ACCORDANCE WITH REGULATION S UNDER THE ACT), THE MEMBERSHIP INTERESTS MAY NOT BE SOLD, REOFFERED, PLEDGED, ASSIGNED, EMCUMBERED OR OTHERWISE TRANSFERRED OR DISPOSED OF. HEDGING TRANSACTIONS INVOLVING THESE MEMBERSHIP INTERESTS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.”

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If required by the authorities of any state in connection with the issuance of the Membership Interests, the legend or legends required by such state authorities shall also be endorsed on all such certificates.

(b)               Removal of Legends. If, in the opinion of the Company and its counsel, any legend placed on a certificate representing Membership Interests sold under this Agreement is no longer required, the holder of such certificate shall be entitled to exchange such certificate for a certificate representing the same number of Membership Interests but without such legend.

(c)                Rights of the Company. The Company shall not be required to (i) transfer on its books any Membership Interests that have been sold or transferred in contravention of this Agreement or the LLC Agreement or (ii) treat as the owner of Membership Interests, or otherwise to accord voting, distribution or liquidation rights to, any transferee to whom Membership Interests have been transferred in contravention of this Agreement or the LLC Agreement.

(d)               Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on the Optionee and all other persons.

SECTION 12.                        drag along right.

(a)                Required Actions. If the Requisite Parties approve a Sale of the Company, then Optionee hereby agrees with respect to all Membership Interests which the Optionee own(s) or over which the Optionee otherwise exercises voting or dispositive authority:

(i)                 if such Sale of the Company requires member approval under the LLC Agreement or any law, rule or regulation applicable to the Company, to vote (in person, by proxy or by action by written consent, as applicable) such Membership Interests in favor of such Sale of the Company (it being understood that, within five (5) days after the delivery of a proxy or consent solicitation statement (or similar document requesting the consent or approval of members) in respect of any Sale of the Company, the Member shall duly execute and deliver a proxy or consent, as the case may be, in favor of such Sale of the Company);

(ii)               if such transaction is a Voting Acquisition, to sell the same proportion of Membership Interests of the Company beneficially held by the Optionee as is being sold by the Selling Holders to the person to whom the Selling Holders propose to sell their Membership Interests;

(iii)             to refrain from exercising any dissenters’ rights or rights of appraisal under applicable law at any time with respect to such Sale of the Company;

(iv)             if the consideration for such Membership Interests pursuant to the Sale of the Company includes any securities, accept in lieu thereof an amount of cash equal to the fair value (as determined in good faith by the Company) of such securities to the extent reasonably necessary (as determined in good faith by the Company) to comply with applicable federal and state securities laws;

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(v)               if the Selling Holders appoint a member representative (the “Member Representative”) for matters affecting the members of the Company under the applicable definitive transaction agreements, to consent to (i) the appointment of such Member Representative, (ii) the establishment of any applicable escrow, expense or similar fund in connection with any indemnification or similar obligations, and (iii) the payment of such Member’s pro rata portion (from the applicable escrow or expense fund or otherwise) of any and all reasonable fees and expenses to such Member Representative in connection with such Member Representative’s services and duties in connection with such Sale of the Company and its related service as the representative of the Members;

(vi)             to agree to make representations and warranties and to agree to indemnity and other liability obligations in connection with the Sale of the Company on terms and conditions that, taken as a whole, are no less favorable to Optionee than to other holders of Membership Interests in the Company; and

(vii)           to execute and deliver all related documentation and take such other action in support of the Sale of the Company, as reasonably requested by the Company, including a written consent, release and/or joinder, and to not take any action inconsistent with the Sale of the Company.

(b)               Exceptions. Notwithstanding the foregoing, an Optionee will not be required to comply with Subsection (a) above in connection with any Sale of the Company unless (i) each holder of each class or series of the Company’s membership interests will receive the same form of consideration for their membership interests of such class or series as is received by other holders in respect of their membership interests of such same class or series of membership interests and (ii) each holder of Ordinary Membership Interests will receive the same amount of consideration per interest of Ordinary Membership Interests as is received by other holders in respect of their interest of Ordinary Membership Interests, subject, in each case, to any “rollover” or similar arrangements provided in the definitive documents relating to such Sale of the Company. If the consideration to be paid in exchange for the Membership Interests pursuant to such Sale of the Company includes any securities and due receipt thereof by the Optionee would require under applicable law (x) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities; or (y) the provision to any Optionee of any information other than such information as a prudent issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the Securities Act, the Company may cause to be paid to any such Optionee in lieu thereof, against surrender of the Membership Interests which would have otherwise been sold by such Optionee, an amount in cash equal to the fair value (as determined in good faith by the Company’s Board or the Requisite Parties, as applicable) of the securities which such Optionee would otherwise receive as of the date of the issuance of such securities in exchange for the Membership Interests.

SECTION 13.     ADJUSTMENT OF membership interests.

In the event of any transaction described in Section 9(a) of the Plan, the terms of this option, including without limitation the number and kind of membership interests subject to this option and the Exercise Price, shall be adjusted as set forth in Section 9 of the Plan. In the event that the Company is a party to a merger, consolidation, exchange of equity interests or other Liquidation Event, this option shall be subject to the agreement governing such transaction and the LLC Agreement, as provided in Section 9(b) of the Plan.

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SECTION 14.     MISCELLANEOUS PROVISIONS

(a)                Successors and Assigns. Except as otherwise expressly provided to the contrary, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and be binding upon the Optionee and the Optionee’s legal representatives, heirs, legatees, distributees, assigns and transferees by operation of law, whether or not any such person has become a party to this Agreement and the LLC Agreement or has agreed in writing to join herein and to be bound by the terms, conditions and restrictions hereof or of the LLC Agreement

(b)               No Retention Rights. Nothing in this Agreement or in the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

(c)                Notice. Any notice required by the terms of this Agreement shall be given in writing. It shall be deemed effective upon (i) personal delivery, (ii) deposit with the local postal service, by registered or certified mail, with postage and fees prepaid, (iii) deposit with Federal Express Corporation, with shipping charges prepaid or (iv) deposit with any internationally recognized express mail courier service, with shipping charges prepaid. Notice shall be addressed to the Company at its principal executive office and to the Optionee at the address that he or she most recently provided to the Company in accordance with this Subsection (c). In addition, to the extent required or permitted pursuant to rules established by the Company from time to time, notices may be delivered electronically.

(d)               Modifications and Waivers. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Optionee and by an authorized officer of the Company (other than the Optionee); provided, however, that a modification that is otherwise favorable to the Optionee (for example, providing the Optionee with additional time to exercise this option after termination of employment or providing for additional forms of payment) but causes this option to lose its tax-favored status (for example, as an Incentive Option) shall not require the consent of the Optionee. No waiver by either party of any breach of, or of compliance with, any condition or provision of this Agreement by the other party shall be considered a waiver of any other condition or provision or of the same condition or provision at another time.

(e)                Entire Agreement. The Notice of Option Grant, this Agreement, the Plan and the LLC Agreement constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) that relate to the subject matter hereof.

(f)                Choice of Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, as such laws are applied to contracts entered into and performed in such State.

(g)               Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

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(h)               Binding Effect on Transferees, Heirs, Successors and Assigns. This Agreement shall be binding upon Optionee’s permitted transferees, heirs, successors and assigns; provided that for any such transfer to be deemed effective, the transferee shall agree on a form prescribed by the Company to be bound by the terms and conditions of this Agreement, including the restrictions on transfer in Section 9 and the drag along right in Section 12. The Company shall not record any transfer of Membership Interests on its books or issue a new certificate representing any such Membership Interests unless and until such transferee shall have complied with the terms of this Subsection (h).

SECTION 15.     acknowledgements and agreements of the optionee.

(a)                Tax Consequences. The Optionee agrees that the Company does not have a duty to design or administer the Plan or its other compensation programs in a manner that minimizes the Optionee’s tax liabilities. The Optionee shall not make any claim against the Company, or any of its Board, officers, managers, members or employees related to tax liabilities arising from this option, the ownership of Membership Interests acquired upon exercise of this Option or the Optionee’s other compensation. In particular, if the Optionee is a U.S. taxpayer, the Optionee acknowledges that this option is expected to be exempt from Section 409A of the Code only if the Exercise Price is at least equal to the Fair Market Value per Membership Interest on the Date of Grant. Since Membership Interests are not traded on an established securities market, the determination of the Fair Market Value of the Membership Interests is made by the Board or by an independent valuation firm retained by the Company. The Optionee acknowledges that there is no guarantee in either case that the U.S. Internal Revenue Service will agree with the valuation, and the Optionee shall not make any claim against the Company, any of its Board of Managers, officers, managers, members or employees in the event that the U.S. Internal Revenue Service asserts that the valuation was too low. In addition, if this option is designated as an Incentive Option, the Optionee acknowledges that there is no guarantee that the option in fact qualifies for incentive option treatment or that it will continue to qualify for incentive option treatment at the time of exercise. In this regard, the Optionee acknowledges that the Company may take actions that will cause the option to cease to be eligible for incentive option treatment and that such actions do not require the Optionee’s consent.

(b)               Electronic Delivery of Documents. The Optionee agrees that the Company may deliver by email all documents relating to the Plan or this option (including, without limitation, a copy of the Plan) and all other documents that the Company is required to deliver to its security holders (including, without limitation, disclosures that may be required by the Securities and Exchange Commission). The Optionee also agrees that the Company may deliver these documents by posting them on a website maintained by the Company or by a third party under contract with the Company. If the Company posts these documents on a website, it shall notify the Optionee by email of their availability. The Optionee acknowledges that he or she may incur costs in connection with electronic delivery, including the cost of accessing the internet and printing fees, and that an interruption of internet access may interfere with his or her ability to access the documents. This consent shall remain in effect until this option expires or until the Optionee gives the Company written notice that it should deliver paper documents.

(c)                No Notice of Expiration Date. The Optionee agrees that the Company and its officers, employees, attorneys and agents do not have any obligation to notify him or her prior to the expiration of this option pursuant to Section 6, regardless of whether this option will expire at the end of its full term or on an earlier date related to the termination of the Optionee’s Service. The Optionee further agrees that he or she has the sole responsibility for monitoring the expiration of this option and for exercising this option, if at all, before it expires. This Subsection (c) shall supersede any contrary representation that may have been made, orally or in writing, by the Company or by an officer, employee, attorney or agent of the Company.

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(d)            Plan Discretionary. The Optionee understands and acknowledges that (i) the Plan is entirely discretionary, (ii) the Company and the Optionee’s employer have reserved the right to amend, suspend or terminate the Plan at any time, (iii) the grant of an option does not in any way create any contractual or other right to receive additional grants of options (or benefits in lieu of options) at any time or in any amount and (iv) all determinations with respect to any additional grants, including (without limitation) the times when options will be granted, the number of Membership Interests offered, the Exercise Price and the vesting schedule, will be at the sole discretion of the Company.

(e)                      Termination of Service. The Optionee understands and acknowledges that participation in the Plan ceases upon termination of his or her Service for any reason, except as may explicitly be provided otherwise in the Plan or this Agreement.

(f)                      Extraordinary Compensation. The value of this option shall be an extraordinary item of compensation outside the scope of the Optionee’s employment contract, if any, and shall not be considered a part of his or her normal or expected compensation for purposes of calculating severance, resignation, redundancy or end-of-service payments, bonuses, long-service awards, pension or retirement benefits or similar payments.

(g)                     Authorization to Disclose. The Optionee hereby authorizes and directs the Optionee’s employer to disclose to the Company or any Parent or Subsidiary any information regarding the Optionee’s employment, the nature and amount of the Optionee’s compensation and the fact and conditions of the Optionee’s participation in the Plan, as the Optionee’s employer deems necessary or appropriate to facilitate the administration of the Plan.

(h)                     Personal Data Authorization. The Optionee consents to the collection, use and transfer of personal data as described in this Subsection (d). The Optionee understands and acknowledges that the Company, the Optionee’s employer and the Company’s Parent or other Subsidiaries hold certain personal information regarding the Optionee for the purpose of managing and administering the Plan, including (without limitation) the Optionee’s name, home address, telephone number, date of birth, social insurance number, salary, nationality, job title, any Membership Interests held in the Company and details of all options or any other entitlements to Membership Interests awarded, canceled, exercised, vested, unvested or outstanding in the Optionee’s favor (the “Data”). The Optionee further understands and acknowledges that the Company and/or its Parent or Subsidiaries will transfer Data among themselves as necessary for the purpose of implementation, administration and management of the Optionee’s participation in the Plan and that the Company and/or any Parent or Subsidiary may each further transfer Data to any third party assisting the Company in the implementation, administration and management of the Plan. The Optionee understands and acknowledges that the recipients of Data may be located in the United States or elsewhere. The Optionee authorizes such recipients to receive, possess, use, retain and transfer Data, in electronic or other form, for the purpose of administering the Optionee’s participation in the Plan, including a transfer to any broker or other third party with whom the Optionee elects to deposit Membership Interests acquired under the Plan of such Data as may be required for the administration of the Plan and/or the subsequent holding of Membership Interests on the Optionee’s behalf. The Optionee may, at any time, view the Data, require any necessary modifications of Data or withdraw the consents set forth in this Subsection (d) by contacting the Company in writing.

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SECTION 16.     DEFINITIONS.

(a)                “Agreement” shall mean this Option Agreement.

(b)               “Assignee” shall mean a transferee of a Membership Interest who has not been admitted as a Member, as provided in the LLC Agreement.

(c)                “Board” shall mean the Board of Managers as defined in the Plan.

(d)               “Code” shall mean the Internal Revenue Code of 1986, as amended.

(e)                “Company” shall mean Cornershop Global LLC, a Delaware limited liability company.

(f)                “Consultant” shall mean a person, excluding Employees, Officers and Managers, who performs bona fide services for the Company, a Parent or a Subsidiary as a consultant or advisor and who qualifies as a consultant or advisor under Rule 701(c)(1) of the Securities Act.

(g)               “Date of Grant” shall mean the date of grant specified in the Notice of Option Grant, which date shall be the later of (i) the date on which the Board resolved to grant this option or (ii) the first day of the Optionee’s Service.

(h)               “Disability” shall mean that the Optionee is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

(i)                 “Employee” shall mean any individual who is a common-law employee of the Company, a Parent or a Subsidiary.

(j)                 “Exercise Price” shall mean the amount for which one Membership Interest may be purchased upon exercise of this option, as specified in the Notice of Option Grant.

(k)               “Fair Market Value” shall mean the fair market value of a Membership Interest, as determined by the Board [in accordance with the valuation requirements of the Treasury regulations promulgated under U.S. Internal Revenue Code Section 409A]. Such determination shall be conclusive and binding on all persons.

(l)                 “Incentive Option” shall mean an employee incentive stock option described in Section 422(b) or 423(b) of the Code.

(m)             “Liquidation Event” shall have the meaning given such term in the Plan.

(n)               LLC Agreement” shall mean the Cornershop Global Amended and Restated Limited Liability Company Agreement, dated as of July 6, 2020, as amended from time to time, or any successor agreement.

(o)               “Manager” shall mean a person who is a manager of the Company, a Parent or a Subsidiary, including any Membership Interest holder who performs employment or consulting type services for the Company.

(p)               Membership Interest” shall mean (i) one Ordinary Membership Interest and as adjusted in accordance with Section 9 of the Plan (if applicable), and (ii) any security into which such Ordinary Membership Interest is converted, including (without limitation) any security issued in a Liquidation Event.

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(q)               “Nonstatutory Option” shall mean an option not described in Section 422(b) or 423(b) of the Code.

(r)                 “Notice of Exercise” shall have the meaning given such term in Section 4.

(s)                “Notice of Option Grant” shall mean the document so entitled to which this Agreement is attached.

(t)                 “Officer” shall mean any individual who is an officer of the Company, a Parent or a Subsidiary.

(u)               “Ordinary Membership Interest” shall have the meaning given such term in the LLC Agreement.

(v)               “Optionee” shall mean the person named in the Notice of Option Grant.

(w)             “Parent” shall mean any entity (other than the Company) in an unbroken chain of entities ending with the Company, if each of the entities other than the Company owns shares, units or interests possessing 50% or more of the total combined voting power of all classes of shares, units or interests in one of the other entities in such chain. An entity that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(x)               “Plan” shall mean the Cornershop Global LLC 2020 Equity Incentive Plan, as in effect on the Date of Grant.

(y)               “Purchase Price” shall mean the Exercise Price multiplied by the number of Membership Interests with respect to which this option is being exercised.

(z)                “Right of First Refusal” shall mean the Company’s right of first refusal described in Section 9.

(aa)            “Sale of the Company” shall mean: (i) either (x) a transaction or series of related transactions in which a person, or a group of related persons, acquires from members of the Company membership interests representing more than fifty percent (50%) of the outstanding voting power of the Company or (y) a transaction or series of related transactions in which Uber Technologies, Inc. (or an affiliate) (collectively, “Uber”) acquires from the members of the Company all or substantially all of the Company membership interests not already held by Uber prior to such transaction or series of related transactions (each of (x) and (y), a “Voting Acquisition”) or (ii) a sale of all or substantially all of the assets of the Company.

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(bb)           “Securities Act” shall mean the U.S. Securities Act of 1933, as amended.

(cc)            “Selling Holders” shall mean the holders of a majority of the then-outstanding interests of Ordinary Membership Interests (not including Uber, as applicable).

(dd)          “Service” shall mean service as an Employee, Officer, Manger, or Consultant of the Company or a Parent or Subsidiary.

(ee)            “Subsidiary” shall mean any entity (other than the Company) in an unbroken chain of entities beginning with the Company, if each of the entities other than the last entity in the unbroken chain owns shares, units or interests possessing 50% or more of the total combined voting power of all classes of shares, units or interests in one of the other entities in such chain. An entity that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

(ff)             “Transfer Notice” shall mean the transfer notice described in Section 9.

(gg)           “Transferee” shall mean the transferee described in Section 9.

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Exhibit I

Cornershop Global LLC 2020 Equity Incentive Plan

Notice of Option Exercise

You must sign this Notice on Page 3 before submitting it to the Company.

Optionee Information:

Name:	________________________________________	National Identification Number: ________________
Address:	________________________________________ ________________________________________	Employee Number: __________________________

Option Information:

Date of Grant: _____________ ___, 202__
Exercise Price per Ordinary Membership Interest: $________
Total number of Ordinary Membership Interests of Cornershop Global LLC (the “Company”) covered by the option: __________________

Exercise Information:

Number of Ordinary Membership Interests of the Company for which the option is being exercised now: ________________. (These Ordinary Membership Interests are referred to below as the “Purchased Membership Interests.”)
Total Exercise Price for the Purchased Membership Interests: $____________
Make check for $____________, payable to “Cornershop Global LLC”
The certificate (if any) for the Purchased Membership Interests should be sent to the following address:	____________________________________________ ____________________________________________ ____________________________________________ ____________________________________________

Representations and Acknowledgments of the Optionee:

1.	I acknowledge that the Purchased Membership Interests remain subject to the Company’s right of first refusal and the market stand-off (sometimes referred to as the “lock-up”), all in accordance with the applicable Notice of Option Grant and Option Agreement. In connection with the issuance and acquisition of Purchased Membership Interests under the Option Agreement, I hereby represent and warrant to the Company as follows:
(i)	I am acquiring and will hold the Purchased Membership Interests for investment for my account only and not with a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act.

(ii)	I understand that the Purchased Membership Interests have not been registered under the Securities Act by reason of a specific exemption therefrom and that the Purchased Membership Interests must be held indefinitely, unless they are subsequently registered under the Securities Act or the Optionee obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required. I further acknowledge and understand that the Company is under no obligation to register the Purchased Membership Interests.
(iii)	I am aware of the adoption of Rule 144 by the Securities and Exchange Commission under the Securities Act, which permits limited public resales of securities acquired in a non-public offering, subject to the satisfaction of certain conditions, including (without limitation) the availability of certain current public information about the issuer, the resale occurring only after the holding period required by Rule 144 has been satisfied, the sale occurring through an unsolicited “broker’s transaction,” and the amount of securities being sold during any three-month period not exceeding specified limitations. I acknowledge and understand that the conditions for resale set forth in Rule 144 have not been satisfied and that the Company has no plans to satisfy these conditions in the foreseeable future.
(iv)	I will not sell, transfer or otherwise dispose of the Purchased Membership Interests in violation of the Securities Act, the Securities Exchange Act of 1934, or the rules promulgated thereunder, including Rule 144 under the Securities Act. I agree that I will not dispose of the Purchased Membership Interests unless and until I have complied with all requirements of this Agreement and the LLC Agreement applicable to the disposition of Purchased Membership Interests and I have provided the Company with written assurances, in substance and form satisfactory to the Company, that (A) the proposed disposition does not require registration of the Purchased Membership Interests under the Securities Act or all appropriate action necessary for compliance with the registration requirements of the Securities Act or with any exemption from registration available under the Securities Act (including Rule 144) has been taken and (B) the proposed disposition will not result in the contravention of any transfer restrictions applicable to the Purchased Membership Interests under state securities law or the LLC Agreement.
(v)	I have been furnished with, and has had access to, such information as I consider necessary or appropriate for deciding whether to invest in the Purchased Membership Interests, and I have had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance of the Purchased Membership Interests.
(vi)	I am aware that my investment in the Company is a speculative investment that has limited liquidity and is subject to the risk of complete loss. I am able, without impairing my financial condition, to hold the Purchased Membership Interests for an indefinite period and to suffer a complete loss of my investment in the Purchased Membership Interests.
2.	I acknowledge that I am acquiring the Purchased Membership Interests subject to all other terms of the Notice of Option Grant and Option Agreement and the Amended and Restated Limited Liability Company Agreement, dated July 6, 2020, as amended from time to time, or any successor agreement (the “LLC Agreement”).

3.	I acknowledge that the Purchased Membership Interests remain subject to transfer restrictions in accordance with the terms of the Notice of Option Grant and Option Agreement and the LLC Agreement.
4.	I acknowledge that the Company has encouraged me to consult my own adviser to determine the tax consequences of acquiring the Purchased Membership Interests at this time.
5.	I agree that the Company does not have a duty to design or administer the 2020 Equity Incentive Plan or its other compensation programs in a manner that minimizes my tax liabilities. I will not make any claim against the Company or its Board, officers, managers, members or employees related to tax liabilities arising from my options or my other compensation. In particular, if I am a U.S. taxpayer, I acknowledge that my options may be exempt from section 409A of the U.S. Internal Revenue Code only if the exercise price per membership interest is at least equal to the fair market value per interest of the Company’s Ordinary Membership Interests at the time the option was granted by the Company’s Board.
6.	The Membership Interests are not traded on an established securities market, the determination of their fair market value was made by the Company’s Board or by an independent valuation firm retained by the Company. I acknowledge that there is no guarantee in either case that the U.S. Internal Revenue Service or other local revenue authority will agree with the valuation, and I will not make any claim against the Company or its Board, officers, managers, members or employees in the event that the U.S. Internal Revenue Service or local revenue authority asserts that the valuation was too low.
7.	I agree to seek the consent of my spouse to the extent required by the Company to enforce the foregoing.
8.	By executing this Notice, the Optionee shall be deemed to have executed a copy of the LLC Agreement and this Notice shall constitute a “counterpart” to the LLC Agreement. Optionee acknowledges that he or she has read the LLC Agreement, (ii) accepts and agrees to be bound by the terms of the LLC Agreement and has executed the Adoption Agreement to the LLC Agreement in the form attached hereto as Exhibit III, and (iii) assumes all of the rights and obligations of a Member of the Company.

Signature:	Date:

Exhibit II

	Substitute Form W-9 Request for Taxpayer Identification Number and Certification				Give form to the requester. Do NOT send to the IRS.
Print or type					Name
Business Name, if different from above.
Check appropriate box:		Individual/ Sole proprietor	Corporation	Partnership	Other ► .........................	Exempt from backup withholding
Address (number, street, and apt. or suite no.)					Requester’s name and address (optional)
City, state, and zip code
List account number(s) here (optional)
Part I	Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. For individuals, this is your national identification number. For other entities, it is your employer identification number (EIN). If you do not have a TIN, you may apply for one using Form SS-5 if you are an individual or Form SS-4 if you are an entity, check the appropriate box below indicating that you have applied for a TIN and, in addition to the Part II Certification, sign the attached Certification of Awaiting Taxpayer Identification Number.

Applied for

National identification number

or
Employer identification number

Part II	Certification

Under penalties of perjury, I certify that:

1.    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me),

2.    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.    I am a U.S. person (including a U.S. resident alien).

Certification Instructions. — You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provisions of this document other than the certifications required to avoid backup withholding.

Sign Here	Signature of U.S. person►				Date ►

Exhibit III

ADOPTION AGREEMENT

TO THE AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT OF CORNERSHOP GLOBAL LLC

This Adoption Agreement (“Adoption Agreement”) is entered into as of __________, 202__, by the undersigned (the “New Member”) pursuant to the terms of that certain Amended and Restated Limited Liability Company Agreement, dated as of July 6, 2020, as may be amended from time to time, or any successor agreement (the “LLC Agreement”), by and among Cornershop Global LLC and the Member(s) party thereto. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the LLC Agreement. By the execution of this Adoption Agreement, the New Member agrees as follows:

(a)                Acknowledgment. The New Member acknowledges that he, she or it is acquiring certain Ordinary Membership Interests of the Company (the “Membership Interests”), subject to the terms and conditions of the LLC Agreement and that certain Option Agreement by and between the New Member and the Company (the “Option Agreement”).

(b)               Agreement. The New Member (i) agrees that the Membership Interests acquired by the New Member shall be bound by and subject to the terms of the LLC Agreement and the Option Agreement and (ii) hereby adopts the LLC Agreement with the same force and effect as if the New Member were originally a party thereto.

(c)                Notice. Any notice required or permitted by the LLC Agreement shall be given to the New Member at the address listed beside the New Member’s signature below.

In Witness Whereof, each of the parties has executed this Adoption Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

NEW MEMBER:

By:
Name:
Title:

Address:

Accepted and Agreed:
CORNERSHOP GLOBAL LLC

By:
Name:
Title: